Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-238192) and related Prospectus of Acer Therapeutics Inc. of our report dated March 7, 2019 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Acer Therapeutics Inc. for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

June 3, 2020